STATE FUNDS – Enhanced Ultra Short Duration Mutual Fund (STATX)

          Minimum Investment:

          Initial:   $ 100 / Additional: $ 100

          Need Help Please Call: +1-818-941-4618 or +1-800-523-8382, www.tbil.co

Ex. 99.28.h.viii

Trust Fund/SERV Agreement

AGREEMENT entered into by and between State Funds – Enhanced Ultra Short Duration Mutual Fund (the “Fund” or “Funds”) and ___________________ (the “Trust Entity”).

As used in this Agreement, the following terms shall have the following meanings, unless a different meaning is clearly required by the contexts:

“Fund” or “Funds” shall mean, State Funds – Enhanced Ultra Short Duration Mutual Fund (the “Fund”), an open-end investment Company whose NASDAQ symbol is STATX which is identified as follows:

Fund Details

Symbol

State Funds – Enhanced Ultra Short Duration Mutual Fund

             STATX

CUSIP NUMBER:	856895 107
ISIN NUMBER:	US8568951078

.

“Client-shareholders” shall mean those clients of the Trust Entity who have entered into agreement with the Trust Entity and who maintain an interest in an account with the Funds registered in the name of the Trust Entity.

“Trust Entity” shall mean a trust company or its affiliate, or trust department of a commercial bank, or an entity performing services for a trust that acts on behalf of the Client-shareholders.

Fund

WHEREAS, the Trust Entity possesses the authority to act on behalf of its Client-shareholders.

WHEREAS, the Trust Entity or its affiliate and either the Funds or Funds’ principal underwriter or other agent (“Underwriter”) are members of the National Securities Clearing Corporation (“NSCC”) or otherwise have access to the NSCC’s Fund/SERV system;

WHEREAS, Fund/SERV permits the transmission of Client-shareholder trade and account registration data between the Trust Entity and the Fund, through the Funds’ transfer agent, pursuant to Trust Level Processing established by the NSCC;

WHEREAS, the Fund and the Trust Entity desire to participate in Fund/SERV with each other pursuant to Trust Level Processing;

WHEREAS, this Agreement shall inure to the benefit of and shall be binding upon the undersigned and each such entity shall be either the Fund or Trust Entity for purposes of this Agreement (the Fund and the Trust Entity shall be collectively referred to herein as the “Parties” and individually as a “Party”);

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Underwriter and the Trust Entity hereby agree as follows:

I.  OBLIGATIONS OF THE FUND

1.

Transactions Subject to Fund/SERV.  On each business day that the New York Stock Exchange is open for business on which the Funds determine their per share net asset values (“Business Day”), the Fund, through the Fund’s transfer agent, shall accept and effect changes in its records upon receipt of purchase, redemption, exchanges, and registration instructions from the Trust Entity or its designee electronically through Fund/SERV (“Instructions”) without supporting documentation from the Client-shareholder in accordance with the terms and conditions set forth in the Statement of Operating Procedures attached hereto as Appendix 1.  On each Business Day, the Fund, through the Funds’ Transfer Agent shall accept for processing any Instructions from the Trust Entity or its designee and shall process such Instructions in a timely manner.

2.

Performance of Duties.  The Fund, through the Funds’ transfer agent, shall perform any and all duties, functions, procedures, and responsibilities assigned to it under this Agreement pursuant to Trust Level Processing and as otherwise established by the NSCC.  The Fund, through the Funds’ transfer agent, shall maintain facilities, equipment, and skilled personnel sufficient to perform the foregoing activities and to otherwise comply with the terms of this Agreement.  The Fund, through the Funds’ transfer agent, shall conduct each of the foregoing activities in a competent manner and in compliance with (a) all applicable laws, rules, and regulations, including NSCC rules and procedures relating to Fund/SERV; (b) the then current prospectuses and statements of additional information of the Funds; and (c) any provision relating to Fund/SERV in any written agreement between the Trust Entity and the Underwriter or Fund, through the Funds’ transfer agent, that would affect the Fund, through the Funds’ transfer agent’s duties and obligations under this Agreement.

3.

Accuracy of Information; Transmissions Through and Access to Fund/SERV.  Confirmed trades and any information provided by the Fund, through the Funds’ transfer agent, to the Trust Entity through Fund/SERV and pursuant to this Agreement shall be accurate, complete, and in the format prescribed by the NSCC.  The Fund, through the Funds’ transfer agent, shall adopt, implement, and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Fund/SERV and to limit the access to and the inputting of data into Fund/SERV to persons specifically authorized by the Fund, through the Funds’ transfer agent.

1.

Tax Statements.  The Fund, through the Funds’ transfer agent, shall provide to the

Trust Entity in a timely manner the information regarding the Funds to be included in Client-shareholder tax statements for the period during which any Fund/SERV account was maintained under Trust Level Processing at any time during a taxable year.

5.

Notice of Prospectus and Statement of Additional Information Revisions.  The Fund, through the Funds’ transfer agent, shall provide the Trust Entity with reasonable notice of any material revisions to the Funds’ prospectuses and statements of additional information as necessary to enable the Trust Entity to fulfill its obligations under this Agreement.

II. OBLIGATIONS OF THE TRUST ENTITY

1.

Transactions Subject to Fund/SERV.   The Trust Entity certifies that (i) all Instructions delivered to the Fund, through the Funds’ transfer agent, on Day Two for processing as of Day One, as described in Section I/Paragraph 1 of this Agreement, shall have been received by the Trust Entity or its designee from the Client-shareholder no later than the Cut-Off Time on Day One and (ii) any Instructions received by it after the Cut-Off Time on any given Business Day will be treated as if it were received the next following Business Day.  The Trust Entity further certifies that all such Instructions received by it or its designee from a Client-shareholder by the Cut-Off Time on any Day One will be delivered to the Fund, through the Funds’ transfer agent, on or before Day Two.

2.

Performance of Duties.  The Trust Entity or its designee shall perform any and all duties, functions, procedures, and responsibilities assigned to it under this agreement and as otherwise established by the NSCC.  The Trust Entity shall maintain facilities, equipment, and skilled personnel sufficient to perform the foregoing activities and to otherwise comply with the terms of this Agreement.  The Trust Entity or its designee shall conduct each of the foregoing activities in a competent manner and in compliance with (a) all applicable laws, rules, and regulations, including NSCC rules and procedures relating to Fund/SERV Trust Level Processing, and (b) the then current prospectuses and statements of additional information of the Funds.

3.

Accuracy of Information; Transmissions Through and Access to Fund/SERV.  Trade and account registration information provided by the Trust Entity or its designee to the Fund, through the Funds’ transfer agent, through Fund/SERV and pursuant to this Agreement shall be accurate, complete, and in the format prescribed by the NSCC.  All Instructions provided by the Trust Entity or its designee regarding each Fund/SERV Account shall be true and correct and will have been duly authorized by the Client-shareholder.  The Trust Entity shall adopt, implement, and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Fund/SERV and to limit the access to and the inputting of data into Fund/SERV to persons specifically authorized by the Trust Entity or its designee.

4.

Information Relating to Fund/SERV Transactions.  For each Fund/SERV transaction, including transactions establishing Client-shareholder accounts with the Fund, through the Funds’ transfer agent,, the Trust Entity or its designee shall provide the Funds and the Fund, through the Funds’ transfer agent, with all information necessary or appropriate to establish and maintain each Fund/SERV account (and any subsequent changes to such information), which the Trust Entity hereby certifies to the best of its knowledge shall be, and shall remain, true and correct.  The Trust Entity shall maintain documents required by the Funds or by applicable law, rules, and regulations to verify the relevant information regarding each Fund/SERV transaction.

5.

As-Of-Transactions.  Processing errors that result from any delay or error caused by the Trust Entity may be adjusted through Fund/SERV by the Trust Entity on an as-of basis and the cost to the Fund or Fund, through the Funds’ transfer agent, of such transactions shall be borne by the Trust Entity; provided, however, that prior authorization must be obtained from the Fund, through the Funds’ transfer agent, if the transaction is back dated more than five days or to a previous calendar year.

6.

Trade Confirmation.  Any information provided by the Fund, through the Funds’ transfer agent, to the Trust Entity electronically through Fund/SERV and pursuant to this Agreement shall satisfy the delivery obligations as outlined by SEC Rule 10b-10 and, as such, the Fund, through the Funds’ transfer agent, has the informed consent of the Trust Entity to suppress the delivery of this information using paper media.  The Trust Entity or its designee will promptly verify accuracy of confirmations of transactions and records received by the Fund, through the Funds’ transfer agent, through Fund/SERV.

7.

Shareholder Reports and Other Documents; Solicitation of Proxies.  The Trust Entity or its designee shall timely deliver to each Client-shareholder all reports and other documents provided to it by the Funds or the Fund, through the Funds’ transfer agent, if required by applicable law and the Trust Entity’s or its designee’s agreement with the Client-shareholder, provided that the Trust Entity has timely received sufficient copies of such reports and/or documents. The Fund, through the Funds’ transfer agent, and the Trust Entity shall cooperate with each other in the solicitation and voting of proxies on behalf of the Funds according to the Trust Entity’s responsibility, if any, as set forth in the trust agreement or as required by state law or federal regulation. The Trust Entity shall indemnify and hold harmless the Funds, the Funds’ custodian, the Funds’ underwriter, the Funds’ distributor, the Funds’ investment advisor, the Fund, [the Funds’ transfer agent/shareholder servicing agent]  each of their affiliated companies, and all of the divisions, subsidiaries, directors, trustees, officers, agents, employees, and assigns of each of the foregoing (collectively, “Indemnified Fund Parties”), against and from any and all demands, damages, liabilities, and losses, or any pending or completed actions, claims, suits, complaints, proceedings, or investigations (including reasonable attorneys’ fees and other costs, including all expenses of litigation or arbitration, judgments, fines, or amounts paid in any settlement consented to by the Trust Entity) to which any of them may be or become subject to as a result or arising out of (a) any negligent act or omission by the Trust Entity or its designee, the Trust’s correspondents, or their agents relating to this Agreement and not arising out of the Fund, through the Funds’ transfer agent’s negligence; (b) any breach of the Trust Entity’s representations or warranties in this Agreement; (c) the failure of the Trust Entity or its designee or the Trust’s correspondents to comply with any of the terms of this Agreement; or (d) the Fund, through the Funds’ transfer agent’s acceptance of any transaction or account maintenance information from the Trust Entity through Fund/SERV.

III. MISCELLANEOUS

1.

Overpayments to the Trust Entity.  In the event any overpayment is made to the Trust Entity by the Fund, through the Funds’ transfer agent,, the Trust Entity shall promptly repay such overpayment to the Fund, through the Funds’ transfer agent, after the Trust Entity receives notice of such overpayment

2.

Overpayments to the Fund, through the Funds’ transfer agent,.  In the event any overpayment is made to the Fund, through the Funds’ transfer agent, by the Trust Entity, the Fund, through the Funds’ transfer agent, shall promptly repay such overpayment to the Trust Entity after the Fund, through the Funds’ transfer agent, receives notice of such overpayment.

3.

Term and Termination; Amendment.  This Agreement shall continue in effect until terminated.  Either Party may terminate this Agreement at any time by written notice to the other Party 30 days prior to the termination date, but any such termination shall not affect the payment or repayment of fees on transactions, if any, prior to the termination date.  The obligations of the Parties under Section III of this Agreement shall survive any termination hereof with respect to any transactions occurring, or circumstances arising out of any information provided or omitted, or other actions or omissions to act, before the effective date of any termination hereof.  This Agreement may be amended at any time by mutual written agreement of the Parties.

4.

Conflicting Agreements.  Any provision of any other understanding or agreement between the Fund, through the Funds’ transfer agent, and the Trust Entity relating to the subject matter of this Agreement that is inconsistent with this Agreement shall be null and void.  Nothing contained in this Agreement, however, shall be construed to limit or restrict either Party’s compliance with any law, regulation, or order to which the Party is subject or to prevent the Parties from supplementing this Agreement by agreeing to additional duties, obligations, representations, warranties, and/or higher standards of care with respect thereto.

5.

Assignment.  Neither the Fund, through the Funds’ transfer agent, nor the Trust Entity may assign this Agreement without the prior written consent of the other Party, and any attempted assignment without such consent shall be null and void; provided, however, a change in control of either Party shall not constitute an assignment of this Agreement.

6.

Law.  This Agreement shall be governed by and its provisions shall be construed in accordance with the laws of the state of Nevada, without regard for any conflict of law provisions therein.

1.

Severability.  If any provision of this Agreement is held to be invalid, the remaining provisions of the Agreement shall continue to be valid and enforceable.

8.

Notice.  Any notice or amendment required or permitted hereunder shall be in writing and shall be given by personal service, mail, or facsimile to the other Party at the address set forth below (or such other address as the Fund, through the Funds’ transfer agent, or The Trust Entity may specify by written notice to the other).  Notice shall be effective upon receipt if by mail, on the date of personal delivery (by private messenger, courier service or otherwise), or upon receipt of facsimile, whichever occurs first at:

The Trust Entity:

_____________________________________

Attn:

Fund:

State Funds – Enhanced Ultra Short Duration Mutual Fund

Attn: Ofer Abarbanel, CEO

5550 Painted Mirage Road, Suite 320

Las Vegas, NV 89149

Tel: +1-818-941-4618

9.

Waiver.  The failure of a Party to insist upon strict adherence to any provision of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such Party of the right thereafter to insist upon strict adherence to that provision or any other provision of this Agreement.

10.

Insurance.  At all times The Trust Entity shall maintain insurance coverage that is reasonable and customary in light of all its responsibilities hereunder.  Such coverage shall insure for losses resulting from the criminal acts or errors and omissions of The Trust Entity’s employees and agents.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of                      , 20     .

State Funds – Enhanced Ultra Short

Name: ________________________

Duration Mutual Fund

__________________________________

By: Ofer Abarbanel

By:

Title: CEO

Title:

Appendix 1

Statement of Operating Procedures

The Statement of Operating Procedures defines the account relationships for trust processing.  The Trust Entity will determine the account relationship.

Example #1 B Fund Account with Trust Relationship but NO B/D Defined

Registration:

Trust Co. FBO

Executing Broker:

None

Client-Shareholder

Clearing Broker:

None

Trust Co. Address

Trust Co:

Defined on Account

Accepts trades and gross settlements through Fund/SERV directly from the Trust Entity

Example #2 B Fund Account with Trust and B/D Relationship Defined

Registration:

Trust Co. FBO

Executing Broker:

Defined on Account

Client-Shareholder

Clearing Broker:

Defined on Account

Trust Co. Address

Trust Co:

Defined on Account

Agent for Firm:

Defined on Account

Accepts trades and gross settlements through Fund/SERV directly from the Trust Entity.

Accepts trades and net settlements through Fund/SERV from the Broker Dealer.

Example #3 B Fund Account with Trust and B/D Relationship Defined

Registration:

Trust Co. FBO

Executing Broker:

Defined on Account

Client-Shareholder

Clearing Broker:

Trust Co.

Trust Co. Address

Trust Co:

Defined on Account

Agent for Firm:

Defined on Account

Accepts trades and gross settlements through Fund/SERV directly from the Trust Entity only.

Schedule A - Rule 22c-2 Shareholder Information Agreement

This Rule 22c-2 Shareholder Information Agreement (“Agreement”) is entered into as of ____________, 2016, between State Funds - Enhanced Ultra Short Duration Mutual Fund (“Fund Company”),  and ______________________ (“Financial Intermediary”)

WHEREAS, Fund Company is registered under the Investment Company Act of 1940, as amended (“1940 Act”), as an open-end management investment company and currently offers for public sale shares of common stock or beneficial interest (“Shares”) in the separate series of the Fund Company listed on Schedule A, as may be amended from time to time (each, a “Fund” and collectively, the “Funds”);

WHEREAS, Financial Intermediary meets the definition of “Financial Intermediary” under Rule 22c-2;

WHEREAS, Fund Company desires on behalf of each Fund to enter into this Agreement with Financial Intermediary in order for each Fund to comply with its obligations under Rule 22c-2 under the Investment Company Act of 1940;

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, Fund Company and Financial Intermediary agree as follows:

1.

Agreement to Provide Information.  Financial Intermediary agrees to provide the Fund or its designee, upon written request, certain information to include the following:

•

The taxpayer identification number (“TIN”), the individual/international taxpayer identification number (“ITIN”), or other government-issued identifier (“GII”), if known, of any or all Shareholder(s) of an account or accounts maintained by the Financial Intermediary during the period covered by the request; and

•

The amount, date, name or other identifier of any investment professional(s) or financial adviser associated with the Shareholder(s) or account(s) (if known); and

•

Transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer or exchange of Shares held through the account or accounts.

2.

Period Covered by Request.  Requests must set forth a specific period, not to exceed ninety (90) days from the date of the request, for which transaction information is sought.  The Fund or its designee may request transaction information older than ninety (90) days from the date of the request as the Fund or its designee deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

3.

Form and Timing of Response.

a.

Financial Intermediary agrees to provide the requested information specified in Section 1 to the Fund or its designee in a timely manner, but in any event not later than five (5) business days, after receipt of a request.  If requested by the Fund or its designee, Financial Intermediary agrees to use best efforts (i) to determine promptly whether any specific person about whom it has received the identification and transaction information specified in Section 1 is itself a Financial Intermediary (“indirect intermediary”) and (ii) upon further request of the Fund or its designee, either (A) to provide (or arrange to have provided) the information set forth in Section 1 for those Shareholders who hold an account with an indirect intermediary or (B) to restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund.  Financial Intermediary additionally agrees to inform the Fund or its designee whether it plans to perform (i) or (ii).

b.

Responses required by this Section 3 must be communicated in writing and in a format mutually agreed upon by the parties.

c.

To the extent practicable, the format for any transaction information provided to the Fund or its designee should be consistent with the NSCC Standardized Data Reporting Format.

4.

Limitations on Use of Information.  The Fund and its designee agree not to use the information received for marketing or any other similar purpose without the prior written consent of the Financial Intermediary.

5.

Agreements to Restrict Trading.

a.

Financial Intermediary agrees to execute written instructions from the Fund or its designee to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund or its designee as having engaged in transactions of the Fund’s Shares (directly or indirectly through the Financial Intermediary’s account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

b.

Form of Instruction.  Instructions to restrict or prohibit trading must include the TIN, ITIN or GII, if known, and the specific restrictions(s) to be executed.  If the TIN, ITIN or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

c.

Timing of Response.  Financial Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by the Fund or its designee.

d.

Confirmation by Financial Intermediary.  Financial Intermediary must provide written confirmation to the Fund or its designee that instructions from the Fund or its designee to restrict or prohibt trading have been executed.  Financial Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

6.

Applicability to Affiliates.  The Financial Intermediary acknowledges and agrees that the Financial Intermediary has identified and/or will identify to the Fund Company all persons affiliated with the Financial Intermediary and known to the Financial Intermediary who meet the definition of “Financial Intermediary” as set forth in Section 7 of this Agreement. In the event that any such person is not so identified, such person shall be deemed to be subject to the terms and conditions of this Agreement until such person has entered into a separate agreement with the Fund Company.

7.

Definitions.  All terms not otehrwise defined herein shall have the same means as set forth in Rule 22c-2.

a.

Additional Definitions.

i.

The term “Fund,” includes the definition provided in Rule 22c-2 and it also includes the fund’s principal underwriter and transfer agent.

ii.

The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the Investment company Act of 1940 that are held by the Financial Intermediary.

iii.

The term “Shareholder” includes the definition provided in Rule 22c-2  and:

1.

Alternative for use with retirement plan recordkeeps: The term “Shareholder” means the Plan participant notwithstanding that the Plan may be deemed to be the beneficial owner of Shares.

2.

Alternative for use with insurance companies:  The term “Shareholder” means the holder of interests in a variable annuity or variable life insurance contract issued by the Financial Intermediary.

iv.

The term “written” includes electronic writings and facsimile transmissions.

8.

Amendments.  This Agreement may only be amended by written agreement executed by all of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first written above.

 ____________________

Financial Intermediary

______________________________

Street Address

______________________________

City

State

Zip Code

______________________________

Authorized Signature

Date

______________________________

Name and Title

Accepted: STATE FUNDS – ENHANCED ULTRA SHORT DURATION MUTUAL FUND _________________________ Ofer Abarbanel, CEO

Schedule B - TRUST NETWORKING AGREEMENT

THIS AGREEMENT (the “Agreement”) is entered into as of __________________, by and between the undersigned entities identified in the signature block under the heading “Fund” and “Trust Entity”.

As used in this Agreement, the following terms shall have the following meanings, unless a different meaning is clearly required by the contexts:

“Fund” or “Funds” shall mean, State Funds – Enhanced Ultra Short Duration Mutual Fund (the “Fund”), an open-end investment Company whose NASDAQ symbol is STATX which is identified as follows:

Fund Details

Symbol

State Funds – Enhanced Ultra Short Duration Mutual Fund

             STATX

CUSIP NUMBER:	856895 107
ISIN NUMBER:	US8568951078

Client-shareholders shall mean those clients of the Trust Entity who maintain an interest in an account with the Funds registered in the name of the Trust Entity and who receive administrative services from the Trust Entity.

Trust Entity shall mean (i) a Trust Company, (ii) a Trust Department of a Commercial Bank, or (iii) an entity performing services for a trust who acts in a fiduciary capacity on behalf of the Client-shareholders.

WHEREAS, the Trust Entity possesses the authority to act on behalf of its Client-shareholders of the Funds ("Client-shareholders");

WHEREAS, the Trust Entity and either the Funds or the Funds’ principal underwriter or other agent (“Underwriter”) are members of the National Securities Clearing Corporation (“NSCC”) or otherwise have access to the NSCC’s NETWORKING system (“NETWORKING”) through a registered clearing agency;

WHEREAS, NETWORKING permits the transmission of Client-shareholder data between the Trust Entity and the Fund pursuant to Trust Level processing established by the NSCC;

WHEREAS, the Fund and the Trust Entity desire to participate in NETWORKING with each other pursuant to Trust Level processing;

WHEREAS, this Agreement shall inure to the benefit of and shall be binding upon the undersigned and each such entity shall be either a Fund or Trust Entity for purposes of this Agreement (the Fund and the Trust Entity shall be collectively referred to herein as the “Parties” and individually as a “Party”);

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Fund and the Trust Entity hereby agree as follows:

I. OBLIGATIONS OF THE FUND

1.

Transactions Subject to NETWORKING. For each Client-Shareholder account opened or maintained pursuant to NETWORKING ("NETWORKING Accounts"), the Fund shall accept, and effect changes in its records upon receipt, instructions, communications and actions from the Trust Entity electronically through NETWORKING without supporting documentation from the Client-shareholder. The Fund shall be responsible for processing any such instructions, communications or actions from the Trust Entity and for executing the Trust Entity's instructions in a timely manner according to the NSCC rules and procedures for Trust Level Processing.

2.

Performance of Duties.  The Fund shall perform any and all duties, functions, procedures and responsibilities assigned to it pursuant to Trust Level Processing and as otherwise established by the NSCC. The Fund shall maintain facilities, equipment and skilled personnel sufficient to perform the foregoing activities and to otherwise comply with the terms of this Agreement. The Fund shall conduct each of the foregoing activities in a competent manner and in compliance with (a) all applicable laws, rules and regulations, including NSCC rules and procedures relating to NETWORKING; (b) the then-current prospectuses and statements of additional information of the Funds; and (c) any provision relating to NETWORKING in any agreement between the Trust Entity and the Underwriter that would affect the Fund's duties and obligations pursuant to the Agreement.

3.

Accuracy of Information, Transmissions Through, and Access to NETWORKING.  Any information provided by the Fund to the Trust Entity through NETWORKING and pursuant to this Agreement shall be accurate, complete, and in the format prescribed by the NSCC. The Fund shall adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through NETWORKING and to limit the access to, and the inputting of data into, NETWORKING to persons specifically authorized by the Fund.

4.

Tax Statements.  The Fund shall provide to the Trust Entity in a timely manner the information regarding the Funds to be included in Client-shareholder tax statements for the period during which NETWORKING Account was maintained under Trust Level Processing at any time during a taxable year.

5.

Notice of Prospectus and Statement of Additional Information Revisions. The Fund shall provide the Trust Entity with reasonable notice of any material revisions to the Funds’ prospectuses and statements of additional information as are necessary to enable the Trust Entity to fulfill its obligations under this Agreement.

II. OBLIGATIONS OF THE TRUST ENTITY

1.

Performance of Duties.  The Trust Entity shall perform any and all duties, functions, procedures and responsibilities assigned to it under this agreement and as otherwise established by the NSCC.  The Trust Entity shall maintain facilities, equipment and skilled personnel sufficient to perform the foregoing activities and to otherwise comply with the terms of this Agreement.  The Trust Entity shall conduct each of the forgoing activities in a competent manner and in compliance with (a) all applicable laws, rules and regulations, including NSCC rules and procedures relating to NETWORKING -- Trust Level Processing, and (b) the then current prospectuses and statements of additional information of the Funds.

2.

Accuracy of Information, Transmissions Through, and Access to NETWORKING.  Any information provided by the Trust Entity to the Fund through NETWORKING and pursuant to this Agreement shall be accurate, complete, and in the format prescribed by the NSCC.  All instructions, communications and actions by the Trust Entity regarding each NETWORKING Account shall be true and correct and will have been duly authorized by the Client-shareholder.  The Trust Entity shall adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through NETWORKING and to limit the access to, and the inputting of data into, NETWORKING to persons specifically authorized by the Trust Entity.

3.

Information Relating to NETWORKING Accounts.  For each NETWORKING Account, the Trust Entity shall provide the Funds and the Fund with all information necessary or appropriate to establish and maintain each NETWORKING Account (and any subsequent changes to such information) which the Trust Entity hereby certifies, to the best of the knowledge of the Trust Entity is and shall remain true and correct.  The Trust Entity shall comply in all respects with any and all applicable obligations relating to withholding pursuant to the Internal Revenue Code of 1986, as amended (“Code”) and shall promptly advise the Funds or the Fund of any matter that may affect the responsibilities of the Funds or the Fund to Client-shareholders pursuant to the Code.  The Trust Entity shall maintain documents required by the Funds or by applicable law, rules and regulations to verify the relevant information regarding each NETWORKING Account.

4.

Shareholder Instructions Regarding NETWORKING Accounts.  Unless otherwise prohibited by law, upon receipt of appropriate instructions from a Client-Shareholder, the Trust Entity shall promptly execute the Client-shareholder’s instructions to terminate the maintenance of the Client-shareholder’s account through Trust Level NETWORKING.

5.

Shareholder Reports and Other Documents; Solicitation of Proxies.  The Trust Entity shall timely deliver to each Client-shareholder all reports and other documents provided to it by the Funds or the Fund as is required by applicable law and the Trust Entity Agreement with the Client-shareholder, provided that the Trust Entity has timely received sufficient copies of such reports and/or documents.  The Fund and the Trust Entity shall cooperate with each other in the solicitation and voting of proxies on behalf of the Funds according to the Trust Entity’s fiduciary responsibility as written in the trust agreement or as required by state law or federal regulation. The Trust Entity shall indemnify and hold harmless the Funds, the Funds’ custodian, the Funds’ underwriter, the Funds’ distributor, the Funds’ investment advisor, the Fund, the Funds’ transfer agent/shareholder servicing agent, each of their affiliated companies, and all of the divisions, subsidiaries, directors, trustees, officers, agents, employees and assigns of each of the foregoing (collectively, “Indemnified Fund Parties”), against and from any and all demands, damages, liabilities, and losses, or any pending or completed actions, claims, suits, complaints, proceedings, or investigations (including reasonable attorneys fees and other costs, including all expenses of litigation or arbitration, judgments, fines or amounts paid in any settlement consented to by the Trust Entity) to which any of them may be or become subject to as a result or arising out of (a) any negligent act or omission by the Trust Entity, the Trust’s correspondents, or their agents relating to NETWORKING; provided the Fund has not acted negligently; (b) any breach of the Trust’s representations or warranties in this Agreement; (c) the failure of the Trust Entity or the Trust’s correspondents to comply with any of the terms of this Agreement; or (d) the Fund’s acceptance of any transaction or account maintenance information from the Trust Entity through NETWORKING.

6.

Statement Generation.  Any information provided by the Fund to the Trust Entity electronically through NETWORKING and pursuant to this Agreement, shall satisfy the delivery obligations as outlined by SEC Rule 10b-10 and, as such, the Fund has the informed consent of the Trust Entity to suppress the delivery of this information using paper-media. In the event the Client-Shareholder has requested an interested party statement, paper-media may be required for the interested party.

7.

Tax Statements.  All information that is received by the Trust Entity from the Funds or the Fund for inclusion in Client-shareholder tax statements relating to the period during which a NETWORKING Account was maintained under Trust Level processing in a taxable year shall be reported to the Client-shareholder accurately, completely and in a timely manner according to the Trust Entity’s fiduciary responsibility as written in the trust agreement or as required by state law or federal regulation.

8.

Cash Dividends.  For each NETWORKING Account maintained under Trust Level Processing in which cash dividends are received by the Trust Entity from the Funds or the Fund for payment to Client-shareholders, the Trust Entity shall be solely responsible for ensuring that all cash dividends received by the Trust Entity are paid to Client-shareholders in a timely manner.

III. MISCELLANEOUS

1.

Effective Date of Agreement.  This Agreement shall become effective on the date first above written.

2.

NSCC Provisions.  NSCC rules and procedures relating to NETWORKING shall govern any matter in which any provision contained in this Agreement conflicts with any such NSCC rule or procedure; provided however, this Paragraph 2 shall not prohibit modifications to the NSCC’s Trust Level Processing that are agreed to by the Parties.

3.

Conversion to NETWORKING.  If the Trust Entity, as part of its conversion to NETWORKING, requires that outstanding certificates be deposited with any of the Funds or that street name house accounts be divided into individual accounts, the Trust Entity shall submit to the Fund a “Conversion Plan” and shall obtain prior written consent from the Fund for the Conversion Plan.  The Conversion Plan shall detail volumes for certificates or individual accounts, procedures for processing, documentary requirements, procedures and reasonable time frames for resolving discrepancies, and such other matters, including the classes of Client-shareholder accounts eligible for NETWORKING, and ongoing procedures for the entry and removal of individual accounts to and from NETWORKING.  The Fund will assist the Trust Entity in formulating the Conversion Plan.

4.

Reconciling to Fund Records.  The official records of each NETWORKING Account shall be as determined by the Fund.  The Trust Entity and the Fund shall reconcile any differences between the Trust Entity’s records and the Fund’s records.  The Trust Entity and the Fund shall each designate liaison personnel to communicate, control and execute any required corrections or reconciliations with respect to any NETWORKING Account.  In the event of any discrepancy between the records of the Trust Entity and the Fund regarding a NETWORKING Account, the records of the Fund shall control pending resolution of the discrepancy.

5.

Fund Shares Held on Behalf of Trust Entity Clients.  All Fund Shares held by the Trust Entity on behalf of a Client-shareholder of the Trust Entity shall be carried in a custody account for the exclusive benefit of Client-shareholders of the Trust Entity and shall not be subject to any right, charge, security interest, lien or other claim against the Trust Entity in favor of the Funds or the Fund.

6.

Overpayments to the Trust Entity.  In the event any overpayment is made to the Trust Entity by the Fund, the Trust Entity shall promptly repay such overpayment to the Fund, but in no event more than fifteen (15) days after the Trust Entity receives notice of such overpayment.  If any overpayment is not timely repaid to the Fund, the Trust Entity authorizes the Fund, the Funds, or any of their affiliates, to offset any such overpayment against any funds otherwise payable to the Trust Entity for the Trust Entity’s own account by the Fund, the Funds or their affiliates, including, without limitation, service fees; provided, however, that an overpayment to the Trust Entity shall not be subject to such offset if the overpayment was the result of an error or other negligent act or omission on the part of the Funds or the Fund; and provided further, that the Trust Entity shall not be required to repay, out of its own funds, an overpayment forwarded to a Client-shareholder that is a client of the Trust Entity, and the Trust Entity shall instead provide the Fund with the name and address of such client, if (a) the overpayment to the Trust Entity is not the result of an error or other negligent act or omission on the part of the Trust Entity, and (b) such client is no longer a Shareholder of any Fund.

7.

Termination.  Either the Fund or the Trust Entity may terminate this Agreement with the other Party by written notice to that Party. Commencing from the date of receipt of such notice (“Notification Date”), the Fund and the Trust Entity shall proceed with the termination of this Agreement in accordance with the following schedule unless otherwise agreed to by the Parties: (a) the opening of new NETWORKING Accounts shall cease within thirty (30) days of the Notification Date; (b) a plan which sets forth the procedures that must be followed to effect the termination of this Agreement (“Unwinding Plan”) must be agreed upon by the Parties within sixty (60) days of the Notification Date; (c) the Unwinding Plan must be fully implemented within ninety (90) days of the notification Date; and (d) the Unwinding Plan must be fully completed within one hundred eighty (180) days of the Notification Date.  The obligations of the Parties under Section III of this Agreement shall survive any termination hereof with respect to any transactions occurring, or circumstances arising out of any information provided or omitted, or other actions or omissions to act, before the effective date of any termination hereof.

8.

Conflicting Agreements.  Except with respect to the provisions of this Agreement contained in Paragraphs 3 and 11 of this Section IV, any provision of any agreement or other understanding between the Fund and the Trust Entity relating to NETWORKING that is inconsistent with this Agreement shall be null and void.  Nothing contained in this Agreement, however, shall be construed to limit or restrict either Party’s compliance with any law, regulation or order to which the Party is subject or to prevent the Parties from supplementing this Agreement by agreeing to additional duties, obligations, representations, warranties and/or higher standards of care with respect thereto.

9.

Assignment.  Neither the Fund nor the Trust Entity may assign this Agreement without the prior written consent of the other Party, and any attempted assignment without such consent shall be null and void; provided, however, a change in control of either Party shall not constitute an assignment of this Agreement.

10.

Headings; Entire Agreement.  The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  This Agreement, including any document explicitly incorporated herein by reference and any written supplemental agreement between the Fund and the Trust Entity, shall contain the full understanding of the Parties with respect to the subject matter hereof and shall supersede any other previous agreement or understanding of the Parties relating thereto.  No waiver, alteration or modification of any of the provisions hereof shall be binding unless in writing and signed by duly authorized representatives of the Fund and the Trust Entity.  Neither the course of conduct between the Parties nor trade usage shall act to modify or alter the provisions of this Agreement.

11.

Law.  This Agreement shall be governed by and its provisions shall be construed in accordance with the laws of the State of Nevada, without regard for any conflict of law provisions therein.

12.

Severability.  If any provision of this Agreement is held to be invalid, the remaining provisions of the Agreement shall continue to be valid and enforceable.

13.

Notice.  Any notice or amendment required or permitted hereunder shall be in writing and shall be given by personal service, mail, or facsimile to the other Party at the address set forth below (or such other address as a Fund Party or the Trust Entity may specify by written notice to the other). Notice shall be effective upon receipt if by mail, on the date of personal delivery (by private messenger, courier service or otherwise), or upon receipt of facsimile, whichever occurs first at:

Trust Entity:

______________________

______________________

______________________

______________________

Fund: State Funds – Enhanced Ultra Short Duration Mutual Fund

Attn: Ofer Abarbanel, CEO

5550 Painted Mirage Road, Suite 320

Las Vegas, NV 89149

14.

Waiver.  The failure of a Party to insist upon strict adherence to any provision of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such Party of the right thereafter to insist upon strict adherence to that provision or any other provision of this Agreement. Any waiver must be in writing signed by the waiving Party.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first above written.

Fund:

Trust Entity:

State Funds - Enhanced Ultra Short

____________________________________

Duration Mutual Fund

By: ______________________________

By: __________________________

Ofer Abarbanel, CEO

Name: ________________________

Title: _________________________